                                                                    EXHIBIT 4.13

                  FORM OF SUPPLEMENTAL STOCKHOLDERS' AGREEMENT

    The below agreement was executed by each of the following individuals as
                             Management Investors:

William H. Roj                  Daria L. Roebuck                                  Peter R. McCourt

Jeffrey R. Steinhilber          Gary Bruce Burwell                                Patrick J. Melia

Stephan R. Rohacz               Patrick F. D'Agostino                             Karen L. Shaw Nelson

Daniel S. Mominee               Frank J. Fitzgerald                               Frank Oerlemans

Polly J. Lynam Bloom            William R. Hasler Trust, William R. Hasler        Michael E. Puhala
                                Trustee

Peter B. Korte                  Andrew Henderson                                  Andrew W. Weisel

Robert K. Nicholson             Robert J. van der Kolk                            David R. Whatley

                                Edward J. Lynch, Jr.

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                                January 30, 2004

Management Investor
c/o ERICO Global Company
30575 Bainbridge Road, Suite 300
Solon, Ohio 44139

Dear Management Investor:

         This letter (the "SUPPLEMENTAL STOCKHOLDERS AGREEMENT") is intended to confirm the mutual agreement between the undersigned Management Investor and ERICO Global Company (the "COMPANY") with respect to the shares of Class A Common Stock, par value $0.01 per share, of the Company (the "CLASS A COMMON STOCK") that were issued to such Management Investor pursuant to the Offering (as defined in the Information Memorandum of the Company, which was distributed to such Management Investor on or about January 30, 2004 (the "INFORMATION MEMORANDUM")).

         The undersigned Management Investor acknowledges that he or she (i) has received, as an exhibit to the Information Memorandum, a copy of the Securities Exchange, Purchase and Holders Agreement, dated as of July 31, 2002, as amended (the "STOCKHOLDERS AGREEMENT"), and (ii) has reviewed the rights, restrictions and obligations contained therein to his or her satisfaction and has been provided an opportunity to ask and have answered questions. Notwithstanding
Section 8.3 of the Stockholders Agreement (entitled Successors and Assigns; Entire Agreement), the undersigned Management Investor agrees that the contents of this Supplemental Stockholders Agreement are intended to amend the Stockholders Agreement with respect to certain restrictions that are placed on the shares of Class A Common Stock.

         The undersigned Management Investor hereby agrees that (i) the shares of Class A Common Stock issued by the Company, and purchased by such Management Investor, in connection with the Offering are subject to the Company's Purchase Option (as defined in Section 6.3 of the Stockholders Agreement) from December 31, 2003 until December 31, 2008, (ii) the Company shall be permitted to exercise its Purchase Option until such time in accordance with Section 6.3 of the Stockholders Agreement, and (iii) solely with respect to the Class A Common Stock purchased pursuant to the Offering, the term "Closing Date" as defined and used in the Stockholders Agreement shall mean December 31, 2003.

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January 30, 2004
Page 2

         Please confirm your agreement with the foregoing by signing and returning an originally executed copy of this Supplemental Stockholders Agreement to the Company.

                                            Very truly yours,

                                            ERICO GLOBAL COMPANY

                                            By:    /s/ Peter B. Korte*
                                                --------------------------------
                                            Name:  Peter B. Korte
                                            Title: General Counsel and Secretary

Acknowledged and agreed to as of this ___ day of _________, 2004.

MANAGEMENT INVESTOR

_________________________________
Printed Name: ___________________

* The Agreement that Peter B. Korte signed as a Management Investor was signed on behalf of ERICO Global Company by Jeffrey Steinhilber, its Chief Financial Officer.